Exhibit 99.1

YANKEE CANDLE APPOINTS CAROL MEYROWITZ TO BOARD OF DIRECTORS

     SOUTH DEERFIELD, Mass. – September 2, 2004 (Business Wire) – The Yankee Candle Company, Inc. (NYSE: YCC) today announced the appointment of Carol Meyrowitz to the Company’s Board of Directors. Ms. Meyrowitz is currently Senior Executive Vice President of The TJX Companies, Inc. and also serves as President of The Marmaxx Group, a division of TJX.

     “We are very pleased that Carol is joining our Board, and we look forward to benefiting from the counsel and guidance she will provide as we continue to grow our Company,” said Craig W. Rydin, the Chairman of the Board and Chief Executive Officer of Yankee Candle. “As a senior executive of The TJX Companies, Inc., a highly regarded and industry-leading retailer, and the President of TJX’s approximately $10 billion Marmaxx Group retail division, Carol brings to our Board a proven record of successful hands-on leadership in the highly competitive retail industry. In addition to her executive and leadership skills, Carol has a wealth of general management and merchandising experience and a history of managing profitable growth. Her background and talents will allow Carol to provide invaluable assistance to our Board as we work together to continue to profitably grow our business while leveraging and extending the strong Yankee Candle brand.”

     Ms. Meyrowitz has held various leadership positions of increasing responsibility with The TJX Companies, Inc. before being appointed Executive Vice President of The TJX Companies, Inc. and President of The Marmaxx Group in 2001. She was subsequently promoted to Senior Executive Vice President of TJX in March 2004. Before being named President of The Marmaxx Group, Ms. Meyrowitz served as Executive Vice President, Merchandising for Marmaxx. She has also held senior leadership positions with Chadwick’s of Boston, a leading catalog retailer and formerly a division of TJX, and with TJX’s Hit or Miss division.

     “I am very excited to be joining the Board of Yankee Candle, a growing and industry-leading company,” said Ms. Meyrowitz. “Yankee Candle has a long history of success and innovation within its category, and I look forward to working with management and my colleagues on the Board to continue the Company’s successful and profitable growth and to build upon and further strengthen the Yankee Candle brand.”

     Ms. Meyrowitz was also named to the Company’s Compensation Committee of the Board of Directors.

     With the addition of Ms. Meyrowitz, Yankee Candle’s Board of Directors now consists of eleven members, nine of whom are independent directors as determined in accordance with the rules of the New York Stock Exchange.

About The Yankee Candle Company, Inc.

     The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles in the growing giftware industry. The Company has also extended its brand into the growing home fragrance market segment with products such as the Housewarmer® electric home fragrancers and Yankee Candle® branded potpourri, sachets, room sprays and linen sprays. Yankee has a 34 year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its candles through a wholesale customer network of approximately 15,000 store locations in North America, a growing base of company owned and operated retail stores (319 located in 42 states as of July 3, 2004), direct mail catalogs, its Internet website (www.yankeecandle.com), international distributors and through its distribution center located in Bristol, England.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation reform Act of 1995. Forward-looking statements include but are not limited to any statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.